EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this ____ day of March, 2000, by and among Natural Way Technologies, Inc., (hereinafter referred to as "Natural Way" or the "Company"), a Nevada corporation and all the shareholders (the "Shareholders") of World Concept Development Limited, by and through their duly authorized agent Dr. Lan Hong Bing. Natural Way and the Shareholders are referred to collectively as the "Parties".

                                    Premises
                                   ----------

Whereas, the Shareholders own 100% percent of World Concept Development Limited (hereinafter referred to as "E-bank"), a corporation incorporated under the laws of the British Virgin Islands;

Whereas E-bank owns 100% of Esoftbank Network Systems (Shenzhen) Co., Ltd., (hereinafter referred to as "Network"), a company organized under the laws of the People's Republic of China;

Whereas Network owns 80% of Esoftbank (Beijing) Software System Co., Ltd and 52.38% of Sitech Hainan Limited, both of which are companies organized under the laws of the People's Republic of China;

Whereas Natural Way desires to acquire, and the Shareholders wish to transfer 100% of the issued and outstanding shares of E-bank in exchange for 9,300,000 post reverse split shares of Natural Way common stock, on the terms and conditions hereinafter provided, all for the purpose of effecting a "tax-free" reorganization pursuant to Sections 368(a)(1)(B) as modified by Section 368(b) of the Internal Revenue Code of 1986, as amended;

                                    Agreement
                                  -------------

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I
                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                               OF THE SHAREHOLDERS

     As an inducement to, and to obtain the reliance of Natural Way, the Shareholders represent and warrant as follows:

     Section 1.01 - Organization. E-bank is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets to carry on its business, and includes qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it required qualification except where failure to be so qualified would not have a material adverse effect on its business. Included in the E-bank Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws (or the foreign equivalent thereof) of E-bank in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of E-bank's articles of incorporation or bylaws (or the foreign equivalent thereof). E-bank has taken, or will have taken prior to Closing, all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. E-bank has, or will have prior to Closing, full power, authority, and legal right and has, or will have prior to Closing, taken all action required by law, its bylaws, articles of incorporation, (or the foreign equivalent thereof) and otherwise to consummate the transactions herein contemplated. (Schedule 1.01 - E-bank articles of incorporation, as amended, and bylaws)


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

     Section 1.02 - Capitalization and Outstanding Shares. The authorized capitalization of E-bank consists of _______ shares of stock, $_____ par value which have been paid in, of which the Shareholders own all of such shares, and which constitutes or shall constitute all of the outstanding and issued shares of E-bank to date of closing. Such shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. (Schedule 1.02 - none)

     Section 1.03 - Ownership of E-bank Shares. The Shareholders hereby represent and warrant with respect to himself, herself or itself that he, she or it is the legal and beneficial owner of that number of E-bank shares set forth opposite his, her or its name in the attached schedule (which together constitute 100% of all of E-bank's outstanding shares), free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, including but not limited to any marital or community property interest) and that each has full right, power, and authority to transfer, assign, convey, and deliver its E-bank shares; and delivery of such shares at the closing will convey to Natural Way good and marketable title to such shares and clear of any claims, charges, equities, liens, security interests and encumbrances whatsoever. (Schedule 1.03 - list of shareholders and number of shares)

     Section 1.04 - Subsidiaries and Predecessor Corporations. E-bank owns 100% of Network which owns an 80% interest in eEsoftbank (Beijing) Software System Co., Ltd. (Schedule 1.04 - List of subsidiaries, and their corporate documents)

     Section 1.05 - Financial Statements.

          (a) Included in the E-bank Schedules are the audited balance sheets of E-bank as of December 31, 1999 and December 31, 1998, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 1999 and December 31, 1998, together with the notes to such statements and the opinion of an independent certified public accountant, with respect thereto.

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The E-bank balance sheets present a true and fair view as of the date of such balance sheet of the financial condition of E-bank. E-bank did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the financial condition of the assets of E-bank in accordance with generally accepted accounting principles.

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

          (c) E-bank has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

          (d) E-bank has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (e) The books and records, financial and otherwise, of E-bank are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (f) All of E-bank's assets are reflected on its financial statements, and except as set forth in the E-bank Schedules or the financial statements of E-bank or the notes thereto, E-bank has no material liabilities, direct or indirect, matured or unmeasured, contingent or otherwise. (Schedule 1.05
     - financials)

     Section 1.06 - Information. The information concerning E-bank set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. (Schedule 1.06 - none)

     Section 1.07 - Options or Warrants or Subscriptions. Except as set forth in the E-bank Schedules, there are no existing options, warrants, calls, subscriptions or commitments of any character relating to the authorized and unissued E-bank common stock. (Schedule 1.07 - list of warrants and options)

     Section 1.08 - Absence of Certain Changes or Events. Except as set forth in this Agreement or the E-bank Schedules, since December 31, 1999:

          (a) there has not been nor will there be to the Date of Closing (i) any material adverse change in the business, operations, properties, assets, or condition of E-bank; or (ii) any damage, destruction, or loss to E-bank (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of E-bank.

          (b) E-bank has not nor will have not prior to Closing (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of E-bank; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or which its officers, directors, or employees;

          (c) E-bank has not, nor will it have (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as necessary in its ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this agreement and the consummation of the transactions contemplated hereby;
     (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, is the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000);
     (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business or E-bank; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of E-bank and the Shareholders, E-bank has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of E-bank. (Schedule 1.08 - description of changes since 12/31/99)

     Section 1.09 - Title and Related Matters. E-bank has, or will have upon Closing, good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in E-bank's most recent balance sheet or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties and (c) as described in the
E-bank   Schedules.   (Schedule   1.09  -  description  of  assets  and  related
encumbrances)

     Section 1.10 - Litigation and Proceedings. Except as set forth in the E-bank Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Shareholders after reasonable investigation, threatened by or against E-bank or affecting E-bank or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Shareholders have no knowledge of any material default on E-bank's part with respect to any judgment, order, injunction, decree, award, rule, or regulation or any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. Additionally, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Shareholders after reasonable investigation, threatened by or against the Shareholders or affecting the Shareholders or each of their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Shareholders do not have any knowledge of any material default on their part with respect to any judgment, order, injunction, decree, award, rule, or regulation or any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. (Schedule 1.10 - list of claims/litigation)

     Section 1.11 - Contracts. There are no material contracts, agreements, franchises, license agreements, or other commitments to which E-bank is a party or by which it or any of its assets, products, licenses, or properties are bound except as set forth in the E-bank Schedules, herein, or in the financial statements of E-bank, or notes thereto. (Schedule 1.11 - material contracts not disclosed in financial statement)

     Section 1.12 - Material Contract Defaults. Except as set forth in the E-bank Schedules, E-bank is not, nor will it be at the time of Closing, in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations properties, assets or condition of E-bank and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which E-bank has not taken adequate steps to prevent such a default from occurring. (Schedule 1.12 - list of material contract defaults)

     Section 1.13 - No Conflict With Other Instruments. Except as set forth in the E-bank Schedules, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which E-bank or the Shareholders are a party or to which any of their properties or operations are subject. (Schedule 1.13 - list of documents which the execution of this agreement will be conflicting with)

     Section 1.14 - Governmental Authorizations and Licenses. As set forth in the E-bank schedules, E-bank has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Shareholders of this Agreement and consummation by the Shareholders of the transaction contemplated hereby. (Schedule 1.14 - list of licenses)

     Section 1.15 - Compliance With Laws and Regulations. E-bank has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of E-bank or except to the extent that noncompliance would not result in the occurrence of any material liability for E-bank. (Schedule
1.15 - none)

     Section 1.16 - Approval of Agreement. As shown in the E-bank schedules, the board of directors of E-bank has approved this Agreement and the transactions contemplated hereby. Furthermore, each Shareholder has authorized Dr. Lan Hong Bing to act as his or her representative and attorney-in-fact by executing a power of attorney in his favor and giving him the power to execute any further documents or certificates in accordance with this agreement, including but not limited to any documents required for Closing. (Schedule 1.16 - board consent and power of attorneys)

     Section 1.17 - E-bank Schedules. Within 10 days after execution hereof, E-bank and the Shareholders will deliver to Natural Way the following schedules, which are collectively referred to as the "E-bank Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the Shareholders of E-bank as complete, true, and correct as of the date of this Agreement in all material respects:

     (a) Schedule 1.01 - containing complete and correct copies of the certificate and articles of incorporation, as amended, and bylaws of E-bank in effect as of the date of this Agreement;

     (b) Schedule 1.03 - containing a list indicating the name and address of each Shareholder of E-bank together with the number of shares owned by him, her or it;

     (c) Schedule 1.04 - containing a list of all of E-Bank's subsidiaries and copies of their corporate documents.

     (d) Schedule 1.05 - containing E-bank's audited financial statements for the 12 months ended December 31, 1998 and December 31, 1999

     (e) Schedule 1.07 - containing a list of all warrants, subscriptions and options

     (f) Schedule 1.08 - containing a description of changes since December 31, 1999

     (g) Schedule 1.09 - containing a description of all assets and real property owned by E-bank, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

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

     (h) Schedule 1.10 - containing a description of all known actual or threatened claims or litigation against or involving E-bank;

     (i) Schedule 1.11 - containing a description of material contracts not otherwise disclosed;

     (j) Schedule 1.12 - containing a description of defaults (not remedied) on material contracts;

     (k) Schedule 1.13 - containing a description of documents required to be disclosed in section 1.13

     (l) Schedule 1.14 - a list together with copies of all licenses, permits, and other governmental authorization (or requests or applications therefor) pursuant to which E-bank carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of E-bank);

     (m) Schedule 1.16 - board consent approving this agreement and powers of attorney executed by all shareholders authorizing Dr. Lan Hong Bing to act as their representative;

     (n) any other schedules setting forth any other information, together with any required copies of documents, required to be disclosed in the E-bank Schedules by sections 1.01 through 1.17.

     (o) a Schedule 1.17(o) listing the accounts receivable and notes and other obligations receivable of E-bank as of December 31, 1999, or thereafter other than in the ordinary course of business of E-bank, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor; and

     (p) a Schedule 1.17(p) listing the accounts payable and notes and other obligations payable of E-bank as of December 31, 1999, or that arose thereafter other than in the ordinary course of the business of E-bank, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by E-bank respecting such obligations.

     (q) a Schedule 1.17(q) comprising a a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by E-bank within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of E-bank, (b) all safe deposit boxes and other similar custodial arrangements maintained by E-bank within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from E-bank or who are otherwise authorized to act on behalf of E-bank with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

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

     The Shareholders shall cause the E-bank Schedules and the instruments and data delivered to Natural Way hereunder to be updated after the date hereof up to and including the Closing Date. It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by the Shareholders. The Shareholders shall have a period of thirty
(30) days after the date hereof to provide such schedules. If the Shareholders cannot or fail to do so, or if Natural Way finds the schedules unacceptable and after giving the Shareholders written notice of such failure or unacceptability and a 10 day period to cure, Natural Way may terminate this agreement by giving written notice to the Shareholders. ARTICLE II REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NATURAL WAY

     As an inducement to, and to obtain the reliance of the Shareholders, Natural Way represents and warrants as follows:

     Section 2.01 - Organization. Natural Way is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Natural Way Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation of Natural Way as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not violate any provision of Natural Way's articles of incorporation or bylaws. Natural Way has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Natural Way has full power, authority, and legal right and has taken all action required by law, it articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated. (Schedule 2.01 - articles of incorporation)

     Section 2.02 - Capitalization. Natural Way's authorized capitalization currently consists of 50,000,000 shares of common stock, par value $.001, of which 17,500,000 common shares are issued and outstanding, and 5,000,000 shares of preferred stock of which none are issued and outstanding. Prior to Closing, or simultaneous therewith, Natural Way shall effect a one for five and (1-for-5) reverse stock split (the "Reverse Split"), providing that no shareholder holder less than 100 shares shall be subject tot he Reverse Split; and shall reauthorize its capital to 50,000,000 shares of common stock, par value $.001, and 5,000,000 shares of preferred stock, par value $.001. All issued and outstanding shares are legally issued, fully paid, non-assessable and not issued in violation of the pre-emptive or other rights of any person. (Schedule 2.02 - none)

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

     Section 2.03 - Subsidiaries and Predecessor Corporation. Except as shown in the Natural Way Schedules, Natural Way owns no subsidiaries and has no predecessor corporations. (Schedule 2.03 - list of subsidiaries and predecessor corporations.)

     Section 2.04 - Financial Statements.

     (a) Included in the Natural Way Schedules are (i) the audited balance sheets of Natural Way as of December 31, 1999 and December 31, 1998, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 1999 and December 31, 1998, together with the notes to such statements and the opinion of independent certified public accountants, with respect thereto.

     (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Natural Way balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of Natural Way. Natural Way did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the financial condition of the assets of Natural Way in accordance with generally accepted accounting principles.

     (c) Natural Way has no liabilities with respect to the payment of any federal, state, county local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

     (d) Natural Way has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

     (e) Natural Way's books and records, are in all material aspects complete, correct and have been maintained in accordance with good business and accounting practices. (Schedule 2.04 - Financial statements) Section 2.05 - Information. The information concerning Natural Way set forth in this Agreement and the Natural Way Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. (Schedule 2.05 - none)

     Section 2.06 - Opinions or Warrants. Except as disclosed in the Natural Way Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Natural Way. (Schedule 2.06 - description of warrants/options)

     Section 2.07 - Title and Related Matters. Natural Way has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in Natural Way's most recent balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; (c) as described in the Natural Way Schedules. (Schedule 2.07 - description of assets and related encumbrances)

     Section  2.08 -  Litigation  and  Proceedings.  Except  as set forth in the
Natural Way Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Natural Way after reasonable investigation, threatened by or against Natural Way or affecting Natural Way or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Natural Way has no knowledge of any material default on Natural Way's part with respect to any judgment, order, injunction, decree, award, rule, or regulation or any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. (Schedule 2.08 - description of litigation/claims)

     Section 2.09 - Contracts. There are no material contracts, agreements, franchises, license agreements, or other commitments to which Natural Way is a party or by which it or any of its assets, products, licenses, or properties are bound except as set forth in the Natural Way Schedules, herein, or in the financial statements of Natural Way, or notes thereto. (Schedule 2.09 - material contracts not disclosed in financial statement)

     Section  2.10 -  Material  Contract  Defaults.  Except  as set forth in the
Natural Way Schedules, Natural Way is not, nor will it be at the time of Closing, in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations properties, assets or condition of Natural Way and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Natural Way has not taken adequate steps to prevent such a default from occurring. (Schedule 2.10 - list of material contract defaults)

     Section 2.11 - No Conflict With Other Instruments. Except as set forth in the Natural Way Schedules, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Natural Way is a party or to which any of its properties or operations are subject. (Schedule 2.11 - list of documents which the execution of this agreement will be conflicting with)

     Section 2.12 - Governmental Authorizations. As set forth in the Natural Way schedules, Natural Way has or will have upon Closing, all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Natural Way of this Agreement and the consummation by Natural Way of the transaction contemplated hereby. (Schedule 2.12 - list of licenses)

     Section 2.13 - Compliance With Laws and Regulations. Natural Way has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Natural Way or except to the extent that noncompliance would not result in the occurrence of any material liability for Natural Way. (Schedule 2.13 - none)

     Section 2.14 - Approval of Agreement. As shown in the Natural Way schedules, the board of directors of Natural Way has approved this agreement and the transactions contemplated hereby. (Schedule 2.14 - board consent)

     Section 2.15 - Absence of Certain Changes or Events. Except as set forth in this Agreement or the Natural Way Schedules, since December 31, 1999:

          (a) there has not been nor will there be to the Date of Closing (i) any material adverse change in the business, operations, properties, assets, or condition of Natural Way; or (ii) any damage, destruction, or loss to Natural Way (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Natural Way.

          (b) Natural Way has not nor will have not prior to Closing except as contemplated by this agreement (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Natural Way; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or which its officers, directors, or employees;

          (c) Natural Way has not, nor will it have except as contemplated by this agreement (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as necessary in its ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, is the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business or Natural Way; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of Natural Way, Natural Way has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Natural Way. (Schedule 2.15 - description of changes since December 31, 1999)

     Section 2.16 - Continuity of Business Enterprises. Natural Way has no commitment or present intention to liquidate E-bank or sell or otherwise dispose of a material portion of E-bank's business or assets following the consummation of the transactions contemplated hereby. (Schedule 2.16 - none)

     Section 2.17 - Natural Way Schedules. Natural Way has delivered to the Shareholders the following schedules, which are collectively referred to as the "Natural Way Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Natural Way to be complete, true, and accurate:

     (a) Schedule 2.01 - containing complete and accurate copies of the articles of incorporation of Natural Way as in effect as of the date of this Agreement;

     (b) Schedule 2.03 - containing a list indicating the name and address of each subsidiary;

     (c) Schedule 2.04 - containing Natural Way's audited financial statements for the 12 months ended December 31, 1998 and December 31, 1999;

     (d) Schedule 2.06 - containing a description of all of Natural Way's outstanding warrants and options

     (e) Schedule 2.07 - containing a description of all real property and assets owned by Natural Way, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

     (f) Schedule 2.08 - containing a description of all known actual or threatened claims or litigation against or involving Natural Way;

     (g) Schedule 2.09 - containing a description of material contracts not otherwise disclosed;

     (h) Schedule 2.10 - containing a description of defaults (not remedied) on material contracts;

     (i) Schedule 2.11 - containing a description of documents required to be disclosed in section 2.11

     (j) Schedule 2.12 - a list together with copies of all licenses, permits, and other governmental authorization (or requests or applications therefor) pursuant to which Natural Way carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Natural Way);

     (k) Schedule 2.14 - board consent approving the execution of this agreement;

     (l) any other schedules setting forth any other information, together with any required copies of documents, required to be disclosed to the Exchange in the Natural Way Schedules by Article II.

     Natural Way shall cause the Natural Way Schedules and the instruments and data delivered to the Shareholders hereunder to be updated after the date hereof up to and including the Closing Date. It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Natural Way. Natural Way shall have a period of thirty (30) days after the date hereof to provide such schedules. If Natural Way cannot or fails to do so, or if the Shareholders finds the schedules unacceptable, and after giving Natural Way written notice of such failure or unacceptability and a 10 day period to cure, the Shareholders may terminate this agreement by giving written notice to Natural Way.

                                   ARTICLE III
                                PLAN OF EXCHANGE

     Section 3.01 - The Exchange. The Shareholders agree to assign, transfer, and deliver to Natural Way, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, ___________ shares of common stock of E-bank, constituting 100% of the issued and outstanding shares of common stock of E-bank, and Natural Way agrees to acquire such shares by issuing and delivering in exchange therefor the following:

     (a) 9,300,000 post Reverse Split shares of Natural Way restricted common stock, par value $.001 to the Shareholders in the amounts set forth opposite each Shareholder's name in the list attached hereto as Exhibit 1 and incorporated herein; and

     (b) the following warrants to Pacific Winner Development Limited:

          (i) warrants to purchase from the Company 2,400,000 fully paid and nonassessable shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company at an exercise price equal to U.S. $3.00 for a period commencing on the Closing Date and expiring one year from said date;

          (ii) warrants to purchase from the Company 1,600,000 fully paid and nonassessable shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company at an exercise price equal to U.S. $4.00 for a period commencing one year after the Closing Date and expiring one year from such date.

          (iii) warrants to purchase from the Company 1,600,000 fully paid and nonassessable shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company at an exercise price equal to U.S. $3.00 for a period commencing two years after the Closing Date and expiring one year from such date.

     (c) the following warrants to World Concept Holding Limited:

          (i) warrants to purchase from the Company 600,000 fully paid and nonassessable shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company at an exercise price equal to U.S. $3.00 for a period commencing on the Closing Date and expiring one year from said date;

          (ii) warrants to purchase from the Company 400,000 fully paid and nonassessable shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company at an exercise price equal to U.S. $4.00 for a period commencing one year after the Closing Date and expiring one year from such date.

          (iii) warrants to purchase from the Company 400,000 fully paid and nonassessable shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company at an exercise price equal to U.S. $3.00 for a period commencing two years after the Closing Date and expiring one year from such date.

     Section 3.02 - Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time and place as the parties may mutually agree ("Closing Date".)

     Section 3.03 - Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, ruling or deeds or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. The Shareholders must each have executed a power of attorney authorizing Dr. Lan Hong Bing to act of each of their behalf.

     Section 3.04 - Finder's Fees. The Shareholders and Natural Way acknowledge that no brokers were used in this transaction and no finder's fee are due as a result of this transaction.

     Section 3.05 - Termination.

     (a) This Agreement may be terminated by the board of directors of Natural Way or by the Shareholders at any time prior to the Closing Date if:

          (i) there shall be any additional, i.e. actual or threatened action or proceeding before any court or any governmental body which has not been disclosed in this agreement and which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such party, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

          (iii) there shall have been any change in the latest balance sheets of E-bank or Natural Way, or in their respective assets, properties, business, or financial condition which could have a materially adverse affect on the value of each such business, except any changes disclosed in the Parties' Schedules, as the case may be, dated as of the date of the execution of this Agreement; or

          (iv) the Board of Directors of Natural Way, or the Shareholders determine in good faith that a condition to closing has not occurred.

     In the event of termination pursuant to this paragraph (a) of Section 3.05, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated at any time prior to the Closing by action of the Shareholders if in their sole and reasonable judgment they determine that Natural Way shall have failed to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of Natural Way contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Natural Way shall bear their own costs as well as the reasonable costs of the Shareholders in connection with the negotiations, preparation, and execution of this Agreement, and matters connected therewith.

     (c) The Board of Directors of Natural Way may terminate this contract if in their sole and reasonable judgment the Shareholders shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of the Shareholders contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that the Shareholders shall bear their own costs as well as the reasonable costs of Natural Way incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV
                                SPECIAL COVENANTS

     Section 4.01 - Delivery of Books and Records. At the Closing, the Shareholders shall deliver to Natural Way the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of E-bank now in the possession of E-bank or its representatives.

     Section 4.02 - Special Covenants and Representations Regarding the Exchanged Natural Way Stock and Warrants. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Stock and warrants set forth in section 3.01 (the "Warrants") to the Shareholders contemplated hereby, constitute the offer and sale of securities under the Securities and Exchange Act and applicable state statutes. The Shareholders acknowledge that the shares of Natural Way to be delivered to each pursuant to this Agreement have not been registered under the Securities Act of 1993 as amended, referred to in this Agreement as the "Securities Act," or the laws of any other jurisdiction, and that therefore the stock is not fully transferable except as permitted under various exemptions, if any contained in the Securities Act and the rules of the Securities and Exchange Commission interpreting the act. Under US law, Natural Way common stock cannot be sold or transferred by the Shareholders unless they are subsequently registered under applicable law or an exemption from registration is available. Natural Way is not required to register or assist in the registration of the Natural Way Common Stock or to make any exemption from registration available. The provisions contained in this paragraph are intended to ensure compliance with the Securities Act. The Shareholders represent and warrant to Natural Way that each is acquiring the shares of Natural Way common stock under this Agreement for their own account for investment, and not for the purpose of resale or any other distribution of such shares. The Shareholders also represent and warrant that each has no present intention of disposing of all or any part of such shares at any particular time, for any particular price or on the happening of any particular circumstances. The Shareholders further represent that each has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Natural Way. The Shareholders acknowledge that Natural Way is relying on the truth and accuracy of these warranties and representations in issuing the shares without first registering the shares under the Securities Act. The Shareholders covenant and represent that none of the shares of Natural Way capital stock to be issued to them pursuant to this Agreement, will be offered, sold, assigned, pledged, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission under the 1933 act. Therefore the Shareholders agree not to sell or otherwise dispose of any of the shares of Natural Way common stock received pursuant to this agreement unless such
Shareholder: 1. has delivered to Natural Way a written legal opinion in form and substance satisfactory to counsel for Natural Way to the effect that the disposition is permissible under the terms of the Securities Act and regulations interpreting the act; 2. has complied with the registration and prospectus requirements of the 1933 act relating to such disposition; or 3. has presented Natural Way satisfactory evidence that such a disposition is exempt from registration  under the act.  Natural  Way  shall  place a stop  transfer  order against transfers of shares until one of the conditions set forth in this paragraph have been met. Furthermore the Shareholders agree that the certificates evidencing the shares and/or Warrants that each will receive under this agreement will contain the following legend or one substantially similar:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED IS IN EFFECT FOR THE SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS IN FACT APPLICABLE TO SUCH OFFER OR SALE, AND SUCH EXEMPTION IS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER.

     Section 4.03 Short Positions Prohibited. For a period beginning from the closing date and ending on the second anniversary of the closing date neither the Shareholders nor any of their affiliates, subsidiaries, officers, directors or agents, shall directly or indirectly maintain, or assist in maintaining any short position in the securities of Natural Way.

     Section 4.04 - Third Party Consents and Certificates. The Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

     Section 4.05 - Actions Prior to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the attached Schedules or as permitted or contemplated by this Agreement, Natural Way, and the Shareholders (for and on behalf of E-bank) , respectively, will each:

          (i) carry on their business in substantially the same manner as they had heretofore;

          (ii) maintain and keep their properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii)maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by them;

          (iv) perform in all material respects all of their obligations under material contracts, leases, and instruments relating to or affecting their assets, properties, and business;

          (v) use their best efforts to maintain and preserve their business organization intact, to retain their key employees, and to maintain their relationship with material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on them by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither Natural Way, nor the Shareholders, on behalf of E-bank will:

          (i) make any changes in their articles of incorporation or bylaws except as contemplated by this Agreement;

          (ii) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;

          (iii)  waive  any  rights  of  value  which  in  the   aggregate   are
          extraordinary or material considering the business of either Natural Way or E-bank respectively;

          (iv) make any material change in their method of management, operation or accounting;

          (v) enter into any other material transaction other than in the ordinary course of either parties' respective business;

          (vi) make any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (vii) increase the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or

          (viii)  make any  increase  in any  profit  sharing,  bonus,  deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or which its officers, directors, or employees;


          (ix) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as necessary in its ordinary course of business;

          (x) pay or agree to pay any material obligations or liability (absolute or contingent) other than current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this agreement and the consummation of the transactions contemplated hereby;

          (xi) sell or transfer, or agree to sell or transfer, any of their assets, properties, or rights (except assets, properties, or rights not used or useful in their respective business which, is the aggregate have a value of less than $1,000), or cancel, or agree to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000);

          (xii) make or permit any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering their respective business; or

          (xiii) issue, deliver or agree to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock)

          Section 4.06 - Indemnification.

          (a) The Shareholders hereby agree to indemnify Natural Way and its officers, agents and directors as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense
          (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (b) Natural Way hereby agrees to indemnify the Shareholders against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the interactions contemplated hereby and termination of this Agreement.


                                    ARTICLE V
               CONDITIONS PRECEDENT TO OBLIGATIONS OF NATURAL WAY

     The obligations of Natural Way under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.01 - Accuracy of Representations. The representations and warranties made by the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. Natural Way shall have been furnished with a certificate, signed by the Shareholders and dated the Closing Date, to the foregoing effect.

     Section 5.02 - Officer's Certificate. Natural Way shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized representative of E-bank to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best of his knowledge against E-bank, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the E-bank Schedules, by or against E-bank, which might result in any material adverse change in any of the assets, properties, business, or operations of E-bank.

     Section 5.03 - No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of E-bank nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of E-bank.

     Section 5.04 - Good Standing. Natural Way shall have received a certificate of good standing from the appropriate governmental official, dated as of a date within ten days prior to the Closing Date certifying that E-bank is in good standing as a corporation in its state or country of incorporation.

     Section 5.05 -- Other Items.

     (a) Natural Way shall have received a Shareholder list of E-bank containing the name, address, and number of shares held by each Shareholder, certified by an executive officer of E-bank as being true, complete and accurate, and a designation of how many shares of the Exchanged Natural Way Stock each is to receive pursuant to this Agreement.

     (b) Natural Way shall have received a copy of each Power of Attorney duly signed and notarized by each of the Shareholders authorizing Dr. Lan Hong Bing to act on their behalf.

     (c) Natural Way shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Natural Way may reasonably request.

                                   ARTICLE VI
             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS

     The obligations of the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.01 - Accuracy of Representations. The representations and warranties made by Natural Way in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Natural Way shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Natural Way prior to or at the Closing, and the Shareholders shall have been furnished with a certificate, signed by a duly authorized executive officer of Natural Way and dated the Closing Date, to the foregoing effect.

     Section 6.02 - Officer's Certificate. The Shareholders shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Natural Way, to the effect that no litigation, proceeding, investigation or inquiry is pending, other than those disclosed herein, or to the best knowledge of Natural Way threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     Section 6.03 - No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Natural Way nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Natural Way.

     Section 6.04 - Good Standing. The Shareholders shall have received a certificate of good standing from the appropriate governmental official, dated as of a date within ten days prior to the Closing Date certifying that Natural Way is in good standing as a corporation in Nevada.

                                  ARTICLE VII.
                       ACCESS TO THE PROPERTIES AND BOOKS

     7.01 Natural Way's rights. The Shareholders hereby grant to Natural Way and its duly authorized representatives, the right of full and complete access to the properties of E-bank and full opportunity to examine such entities' books and records, during normal business hours between the date hereof and the Closing Date.

     7.02 Shareholder' rights. A similar access to Natural Way' properties, books and records in likewise granted to the Shareholders, and their duly authorized representatives.

                                  ARTICLE VIII.
                      OFFICERS AND DIRECTORS , NAME CHANGE

     8.01 Directors. At Closing, the current directors of Natural Way shall nominate, and agree to vote in favor of the election of the persons listed below to the board. Thereafter, the other remaining board members agree to tender their written resignations.

                              Nominees to the Board
                             -----------------------
                                  Hong Bing Lan
                                   Xin Min Gao
                                   Fading LIU

     8.02 Name Change. At or before Closing, Natural Way shall take those steps necessary to effect a name change to eSoftBank.com, Inc. or some other substantially similar name.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     9.01 - Brokers. The Shareholders and Natural Way agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.

     9.02 - Governing Law. This Agreement shall be governed by, enforce, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of Nevada.

     9.03 - Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

   If to Natural Way:        Wang Wei Hua
                             Rm 2211-2215 Science and Technology Building 1001
                             Shangbuzlong Road, Fution District
                             Shenzhen, PRC

   With copies to            Hank Vanderkam, Vanderkam & Sanders
                             440 Louisiana, Suite 475
                             Houston, Texas  77002

   If to the Shareholders:   Dr. Lan Hong Bing
                             Rm 707 Bab COFCO Plaza, No. 8
                             Jianguomennei, Dajie, Dong Cheng District
                             Beijing, PRC  100005

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

     9.04 - Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     9.05 - Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, each and each of such representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, and shall not use or disclosure data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such disclosure data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, workpapers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     9.06 - Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     9.07 - Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof.

     9.08  -  Survival;   Termination.  The  representations,   warranties,  and
covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months. All rights and obligations under this entire agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the parties.

     9.09  -   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement, facsimile signatures may be deemed originals.

     9.10 - Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and say term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision in intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be extended by their respective officers, hereunto duly authorized, as of the date first-above written.



ATTEST:                            NATURAL WAY TECHNOLOGIES, INC.

/s/
--------------------------------
Secretary or Assistant Secretary   By: /s/ Wang Wei Hua
                                       --------------------
                                       Wang Wei Hua
                                       President

                                    THE SHAREHOLDERS


                                    /s/ Dr. Lan Hong Bing
                                    -----------------------
                                    Dr. Lan Hong Bing
                                    for and on behalf of all Shareholders by and
                                    through Power of Attorney

State of  New York
County of New York

     SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, for the above stated purposes by Wang Wei Hua, the President of Natural Way Technologies, Inc., to certify which witness my hand and seal of office on this the 27th of March , 2000.


                                           /s/
                                           ----------------------------
                                           Notary Public in and for the
                                           State of New York

State of  New York
County of New York

     SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, for the above stated purposes by Dr. Lan Hong Bing, who after being duly sworn did state under oath that he was the duly authorized representative of the Shareholders and that he had executed the foregoing document with their consent and authority, and under power of attorney, on this the of , 2000.


                                            /s/
                                            ----------------------------
                                            Notary Public in and for the
                                            State of New York

                                    Exhibit 1

List of E-bank Shareholders and the number of shares of Natural Way stock each is to receive pursuant to this agreement:

Shareholder:                                        Number of Natural Way shares

___________________                                  ________________

___________________                                  ________________

___________________                                  ________________

___________________                                  ________________

___________________                                  ________________

___________________                                  ________________

___________________                                  ________________

___________________                                  ________________

___________________                                  ________________

___________________                                  ________________